EXHIBIT 5.1

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

September 28, 2010	Main Tel +1 312 782 0600
Main Fax +1 312 701 7711
www.mayerbrown.com

Hyundai ABS Funding Corporation
3161 Michelson Drive, Suite 1900
Irvine, California 92612

Re:	Hyundai ABS Funding Corporation
Registration Statement on Form S-3
Registration No. 333-168518

Ladies and Gentlemen:

We have acted as special counsel to Hyundai ABS Funding Corporation (the “Company”), a Delaware corporation (the “Depositor”), in connection with the preparation of the Registration Statement on Form S-3 (Registration No. 333-168518, together with the exhibits and amendments thereto, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the rules or regulations promulgated thereunder, for the registration under the Act of asset backed notes (the “Notes”) to be issued by a Delaware statutory trust to be formed by the Company pursuant to a trust agreement between the Company and a trustee (the “Issuing Entity”).  The Notes will be issued pursuant to an indenture (the “Indenture”) between the Issuing Entity and an indenture trustee.  Capitalized terms used herein without definition herein have the meanings set forth in the Registration Statement.

In that regard, we are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Amended and Restated Trust Agreement (including the form of Certificate included as an exhibit thereto), the form of Receivables Purchase Agreement, the form of Sale and Servicing Agreement, the form of Interest Rate Swap Agreement and the form of Owner Trust Administration Agreement (collectively, the “Operative Documents”).  Terms used herein without definition have the meanings given to such terms in the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that:

Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia) and is associated with Tauil & Chequer Advogados, a Brazilian partnership.

September 28, 2010

The Notes are in due and proper form and, assuming the due authorization, execution and delivery of the Indenture by the Issuing Entity and the Indenture Trustee, and the due authorization of the Notes by all necessary action on the part of the Issuing Entity, when the Notes have been validly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the Notes will be valid and binding obligations of the Issuing Entity, enforceable against the Issuing Entity in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

The opinions expressed above are limited to the federal laws of the United States of America and the laws of the State of New York (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein, without admitting that we are “experts” within the meaning of the Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP